Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Supervisory Board and Management Board of Merus N.V. (formerly Merus B.V.):

We consent to the use of our report dated 8 April 2016, except as to the capital reorganisation section of Note 25, which is as of 9 May 2016, incorporated by reference herein from Amendment No. 3 to the Registration Statement on Form F-1 (No. 333-207490) of Merus N.V. (formerly Merus B.V.).

/s/ KPMG Accountants N.V.

Amstelveen, The Netherlands

20 May 2016